OLD POINT FINANCIAL CORPORATION
                                      1 West Mellen Street
                                    Hampton, Virginia   23663


                            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                    TO BE HELD APRIL 23, 1996


TO OUR STOCKHOLDERS:

       The Annual Meeting of Stockholders of Old Point Financial
Corporation will be held at The Hampton University Convocation
Center, Emancipation Drive, Hampton, Virginia, on Tuesday, April
23, 1996 at 6:00 p.m. for the following purposes:

1. To elect 12 directors to serve for the ensuing year, or until their successors have been elected and qualified;

2. To ratify the appointment of Eggleston Smith P.C., Certified Public Accountants, as independent accountants and auditors for 1996; and

3. To transact such other business as may properly come before the meeting.

       Stockholders of record at the close of business on March 12, 1996 will be entitled to notice of and to vote at the Annual
Meeting and any adjournments thereof.


                                     By Order of the Board of Directors


                                     /s/ W. Rodney Rosser
                                     Senior Vice President &
                                     Secretary to the Board

March 26, 1996

       Please sign, date and mail the enclosed proxy card promptly. No postage is required if the return envelope is used and mailed in the United States. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person.

                                         March 26, 1996

Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders of Old Point Financial Corporation. The meeting will be held on Tuesday, April 23, 1996, at 6:00 p.m. at The Hampton University Convocation Center, Emancipation Drive, Hampton, Virginia.

       You will be asked to vote on the election of directors, and ratification of independent certified public accountants. During the meeting, we will report to you on the condition and performance of the Company and the Bank. You also will have an opportunity to question management on matters that affect the interest of all stockholders.

       We hope to see you on April 23, 1996. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued loyalty and support.

       Enclosed is an invitation to the reception immediately following the meeting with detailed information.

                                     Cordially,


                                     /S/ Robert F. Shuford
                                     Chairman of the Board and President

                                 OLD POINT FINANCIAL CORPORATION
                                      1 West Mellen Street
                                    Hampton, Virginia   23663


                                         PROXY STATEMENT
                                 ANNUAL MEETING OF STOCKHOLDERS

                                         April 23, 1996


                                             GENERAL

       The enclosed proxy is solicited by the Board of Directors of Old Point Financial Corporation (the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held Tuesday, April 23, 1996, at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting. Stockholders may revoke proxies at any time prior to their exercise by written notice to the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person. The approximate mailing date of this Proxy Statement and accompanying Proxy is March 26, 1996.


Voting Rights and Solicitation

       Only those stockholders of record at the close of business on March 12, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of the record date was 1,273,537. The Company has no other class of stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

       Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such stockholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxies to use cumulative voting, if necessary, to elect all or as many of the nominees as possible.

       The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person or by telephone, telegram, or special letter by officers and regular employees of the Company or its subsidiary, acting without compensation other than regular compensation.


                      Principal Shareholders

       Mr. Robert F. Shuford and Mrs. Gertrude S. Dixon, both of whom are directors of the Company and its wholly-owned subsidiary bank, The Old Point National Bank of Phoebus (the "Bank"), are the only individuals who beneficially own 5% or more of the Company's common stock. Their beneficial ownership of the Company common stock as of March 12, 1996 is shown in the table on page 3. The address of Mr. Shuford is the same as the Company's principal offices, and the address of Mrs. Dixon is P.O. Box 3152, Hampton, Virginia 23663. In addition, the Bank holds as trustee of various trust accounts a total of 153,862 shares (or approximately 12.1%) of Company common stock. The Trust Department of the Bank possesses sole voting and investment power with respect to these shares, but as to which, as a matter of state law, it must refrain from voting unless a co-fiduciary is appointed for the sole purpose of voting such shares.

       As of March 12, 1996, the persons nominated as directors of the Company, and the executive officers of the Company and the Bank, beneficially owned as a group 301,129 shares (or approximately 23.3%) of Company common stock outstanding (including shares for which they hold presently exercisable stock options).


                                      ELECTION OF DIRECTORS

       The twelve persons named below, all of whom currently serve as directors of the Company will be nominated to serve as directors until the 1997 Annual Meeting, or until their successors have been duly elected and have qualified.

                                                                                                         Amount and Nature of
                                                            Principal                                    Beneficial Ownership
                                             Director       Occupation For                               As of March 12, 1996
Name and (Age)                               Since <F1>     Past Five Years                              (Percent of Class) <F2>

Dr. Richard F. Clark (63)                    1981           Pathologist                                  30,589         <F3>
                                                            Sentara Hampton                              2.4%
                                                            General Hospital

Gertrude S. Dixon (82)                       1981           Real Estate Management                       96,062         <F3>
                                                            and Ownership                                7.5%

Russell Smith Evans Jr. (53)                 1993           Assistant Treasurer and                       715*          <F3>
                                                            Corporate Fleet Manager
                                                            Ferguson Enterprises

G. Royden Goodson, III (40)                  1994           President                                    2,450*         <F3>
                                                            Warwick Plumbing & Heating Corp.

Dr. Arthur D. Greene (51)                    1994           Surgeon - Partner                            1,000*
                                                            Tidewater Orthopaedic Associates

Stephen D. Harris (54)                       1988           Attorney-at-Law - Partner                    4,175*
                                                            Geddy, Harris & Geddy

John Cabot Ishon (49)                        1989           President                                    6,290*         <F3>
                                                            Hampton Stationery

Eugene M. Jordan (72)                        1964           Attorney-at-Law                              13,890         <F3>
                                                            Jordan, Ishon & Jordan, P.C.                 1.1%

John B. Morgan, II (49)                      1994           President                                    1,200*         <F3>
                                                            Morgan-Marrow Insurance

Dr. H. Robert Schappert (57)                 1996           Veterinarian - Owner                         44,870         <F3>
                                                            Beechmont Veterinary Hospital                3.5%

John G. Sebrell (48)                         1992           President & CEO                              14,647         <F4>
                                                            The Old Point National                       1.1%
                                                            Bank of Phoebus

Robert F. Shuford (58)                       1965           Chairman of the Board,                       70,579         <F3><F4>
                                                            President & CEO                              5.5%
                                                            Old Point Financial Corporation



       *Represents less than 1.0% of the total outstanding shares.

<F1>
Refers to the year in which the individual first became a director of the Bank. Dr. Richard F. Clark, Gertrude S. Dixon, Eugene M. Jordan, and Robert F. Shuford became directors of the Company upon consummation of the Bank's reorganization on October 1, 1984. Russell Smith Evans, Jr. was elected April 27, 1993, G. Royden Goodson, III was elected on August 9, 1994, Dr. Arthur D. Greene was elected on August 9, 1994, John B. Morgan, II was elected on October 11, 1994, Stephen D. Harris was elected October 11, 1988, John Cabot Ishon was elected March 27, 1990, John G. Sebrell was elected August 11, 1992 and, Dr. H. Robert Schappert was elected February 13, 1996. All present directors of the Company are directors of the Bank.

<F2>
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

<F3>
Includes shares held (i) by their close relatives or held jointly with their spouses, (ii) as custodian or trustee for the benefit of their children or others, or (iii) as attorney-in-fact subject to a general power of attorney - Dr. Clark, 54 shares; Mrs. Dixon, 48,740 shares; Mr. Evans, 315 shares; Mr. Goodson, 1,900 shares; Mr. Ishon, 1,640 shares; Mr. Jordan, 8,485 shares; Mr. Morgan, 1,000 shares; Dr. Schappert, 40,685 shares; and Mr. Shuford, 39,266 shares.

<F4>
Includes shares that may be acquired within 60 days pursuant to the exercise of stock options granted under the Old
Point Stock Option Plans - Mr. Sebrell 12,977 and Mr. Shuford
2,750.

       There are two family relationships among the directors and executive officers. Mr. Jordan is the father-in-law of Mr. Ishon. Mr. Shuford and Dr. Schappert are married to sisters. None of the directors serves as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

       Nominations may be made at the Annual Meeting in accordance with the procedures set forth in the by-laws, which are as follows:
Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the President, not less than 14 days nor more than 50 days prior to any meeting of holders called for the election of Directors, provided, however, that if less than 21 days' notice of the meeting is given to holders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying holders; (a) the name and resident address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made of the stockholder; (d) the principal occupation of each nominee; (e) the total number of shares that to the knowledge of the notifying stockholder will be voted for each of the nominees; and (f) the consent of each nominee to serve as a director of the Company if so elected. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting and upon his instructions, the vote tellers may disregard all votes cast for each such nominee. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of the Company may designate.

Board Committees and Attendance

       During 1995, there were thirteen meetings of the Company's
Board of Directors. Each director attended at least 75% of all meetings of the Board and committees on which he or she served. The Company's Board has standing Executive and Audit Committees.

       The Company's Executive Committee is comprised of Messrs. Shuford, Sebrell, Jordan, Harris, Dr. Clark and Mrs. Dixon. It serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. It met three times in 1995.

       The Bank's Audit Committee is comprised of Messrs. Jordan, Ishon, Greene and Morgan. The Audit Committee reviews on a regular basis the work of the internal audit department. It also reviews and approves the scope and detail of the continuous audit program which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection to all assets and records. Subject to the approval of the Board of Directors, it engages a firm of certified public accountants to conduct such audit work as is necessary and receives written reports, supplemented by such oral reports as it deems necessary, from the audit firm. During 1995, the Audit Committee held five meetings. The members of the Bank's Audit Committee also serve as the Audit Committee for the Company.

       The Board has no separate nominating committee. The Executive Committee reviews any recommendations obtained and gives their recommendations to the Board. The entire Board reviews, on an as needed basis, the qualifications of candidates for membership to the Board. Following appropriate review, the Board ascertains the willingness of selected individuals to serve and extends invitations to serve as a Board member.

Report on Executive Compensation

       Compensation for executive officers is administered by the Compensation Committee (the "Committee"). The Committee is comprised of three non-employee directors, Messrs. Goodson (Chairman), Clark and Evans, and one ex-officio member, Mark A. Dulaney, First Vice President of Human Resources. All decisions of the Committee are recommended to the entire Board of Directors, which makes the final decision.

       In an environment characterized by change, regulatory oversight and increased competition, total executive compensation is designed to attract and retain qualified personnel by providing competitive levels of compensation as compared to similarly sized financial institutions. Executive compensation consists of the several elements specified in the Summary Compensation Table on page 8; namely, base salary and annual and long-term incentive compensation.

       In making its recommendation to the Board, the Committee obtains information pertaining to salary levels at other comparable financial institutions from market and economic research companies. Annual compensation is determined by evaluating several factors. The primary factor considered in evaluating the level of executive compensation is the progress the Company made during the year in achieving performance goals. The performance goals evaluated include, but are not limited to, return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. Secondary factors considered by the Committee include comparing the Company's performance with other local institutions and comparable executive compensation packages. Lastly, the Committee gives some consideration to the expected future contributions of the executive, general economic conditions, the executive's length of service and standing within the local banking communities, and other factors. Bonuses are awarded based on evaluation of the foregoing factors relating to the Company's financial performance in the preceding year. All decisions regarding compensation, however, are subjective in nature, and no specific formulas are used to calculate an executive's compensation.

       In light of the overall financial performance of the Company and the Bank, the Committee recommended to the Board an increase in Mr. Shuford and Mr. Sebrell's salary of $4,500 and $3,500, respectively, and that no bonuses be granted for fiscal year 1995.

       The foregoing report was furnished by the Committee, and approved by the directors of the Company.
               G. Royden Goodson, III
               Dr. Richard F. Clark
               Russell S. Evans, Jr.

Directors' Compensation

       Directors of the Company and Bank receive $300 for each meeting of the Company and Bank Boards of Directors they attend. The Directors of the Bank receive $150 for each committee meeting they attend. The Directors of the Company receive $150 for attending the Strategic Planning Committee meetings, but are not remunerated for Executive Committee meetings. In addition, non-officer directors of the Bank are paid a retainer fee of $3,000 annually. Company directors have been appointed as directors of the Bank, but there is no assurance that this practice will continue.

       Directors who are employees of the Company and Bank are compensated for attendance at Bank Board meetings but do not receive any fees for attendance at committee meetings.


Indebtedness and Other Transactions

       Some of the Company directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend included in such transactions were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

       The law firm of Jordan, Ishon and Jordan, P.C. serves as legal counsel to the Bank. Mr. Eugene M. Jordan is a member of the firm. During 1995, the firm received from the Bank a retainer and fees totalling $67,696. Hampton Stationery, of which John Cabot Ishon is the owner, provided furniture and supplies to the Bank for which it paid $104,353 during 1995. In addition, Morgan-Marrow Company, of which John B. Morgan, II is President, provided insurance to the Bank, the total premiums of which were $195,802 during 1995.
Geddy, Harris & Geddy, of which Stephen D. Harris is a partner, also provided legal services to the Bank during 1995.


                                     EXECUTIVE COMPENSATION

Cash Compensation

       The following table presents all compensation paid or accrued by the Company and the Bank to the Company's Chief Executive
Officer and each executive officer whose salary and bonus for 1995 exceeded $100,000. Mr. Shuford is compensated by the Company and Mr. Sebrell is compensated by the Bank.

                                    SUMMARY COMPENSATION TABLE

                                     Annual Compensation

                                                                                  Other
Name                                                                              Annual         All Other
and                                                                               Compen-        Compen-
Principal                            Salary                 Bonus                 sation         sation
Position                      Year    ($)                    ($)                    ($)            ($)

Robert F. Shuford             1995   $147,900 <F1>          $     0               $ 2,891        $55,053 <F3>
Holding Company               1994   $143,400 <F1>          $ 6,000 <F2>          $ 2,941        $42,610 <F3>
Chairman, President           1993   $138,100 <F1>          $ 4,000               $ 3,233        $65,655 <F3>
& CEO

John G. Sebrell               1995   $113,900 <F1>          $     0               $ 8,047        $  6,369 <F4>
Bank                          1994   $110,400 <F1>          $12,244 <F2>          $ 8,631        $  5,682 <F4>
President & CEO               1993   $105,100 <F1>          $ 8,000               $11,119        $      0

<F1>
       Salary includes directors' fees as follows:  Mr. Shuford -
       1995 of $3,900, 1994 of $5,400 and 1993 of $5,100; Mr. Sebrell
       - 1995 of $3,900, 1994 of $5,400 and 1993 of $5,100.

<F2>
       Beginning in 1994, bonus consideration for Mr. Shuford and Mr. Sebrell was deferred until January of the following year so that year end results could be evaluated by the Compensation Committee.

<F3>
       Mr. Shuford has received other compensation as follows:

                                          1995            1994           1993
Profit Sharing                          $ 3,233         $ 3,001        $ 2,592
401(k) Matching Plan                      4,320           4,149          3,990
Split Dollar Life Insurance *            24,750           1,460          1,323
Sale of ISO **                           22,750          34,000         57,750
                                        $55,053         $42,610        $65,655

       * The Split Dollar policy was awarded to Mr. Shuford in 1995. When this occurs the gain must be treated as compensation to the employee.

       ** When an incentive stock option (ISO) share is sold prior to a one year vesting period, the gain on the sale is treated as compensation to the employee.


<F4>
       Mr. Sebrell has received other compensation as follows:

                                          1995            1994           1993
Profit Sharing                          $ 2,469         $ 2,285        $     0
401(k) Matching Plan                    $ 3,300         $ 3,159        $     0
Split Dollar Life Insurance             $   600         $   238        $     0
                                        $ 6,369         $ 5,682        $     0

       Mr. Sebrell was ineligible for participation in the profit sharing and 401(k) Plan prior to 1994.

Employee Benefit Plans

       Pension Plan. The Company has a noncontributory defined benefit pension plan which covers substantially all full-time employees who have completed one year of service. A participant's monthly retirement benefit (if he or she has 25 years of Credited Service at his Normal Retirement Date) is 20% of his final average pay plus 15% of final average pay in excess of the participant's Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of service at his Normal Retirement Date, the participant's monthly retirement benefit will be actuarially reduced by 1/25 for each year of credited service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

       Thrift Plan. The Company has a contributory 401(k) profit-sharing and thrift plan. Employees are eligible to participate if they complete 1,000 hours of service for a plan year and are at least 21 years old. Participants may elect to defer between 1% to 15% of their base compensation as defined in the plan, which will be contributed to the plan. The Bank will contribute 50 cents for each dollar deferred by an employee on the first 6% of the employee's compensation. Participants may also elect to make additional deferrals subject to certain limitations, which are not matched by the Bank.

       Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment, unless a participant or his beneficiary elects to receive payments in installments. The plan permits certain in-service withdrawals.

       All employee contributions are fully vested and the Bank's contributions become fully vested when a participant reaches age 65, becomes totally and permanently disabled or dies. If a participant leaves the Bank before the occurrence of one of these events, the Bank's contributions will become 10% vested per year for the first four years of service and 20% vested per year for the next three years of service, becoming 100% vested after seven years of service.

       Stock Option Plans. The Company has one stock option plan - the Old Point 1989 Stock Option Plan (the 1989 "Plan"). The 1989 Plan provides for the award of nonqualified stock options and incentive stock options to employees of the Company and the Bank selected by the Board of Directors to participate in the 1989 Plan. The Board of Directors makes awards under the 1989 Plan and establishes the terms and conditions of each award in the option agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options will be at least 100% of the fair market value on the date of award. Options may not be granted more than ten years after the adoption of the 1989 Plan by the Board and are exercisable only during the term specified in the option agreement, which in the case of incentive stock options shall not exceed ten years. The options are not transferable other than by will or the laws of descent and distribution.

       Since its inception, options covering 32,237 shares have been granted under the 1989 Plan under which 59,250 shares of Company common stock have been reserved.

       Other Benefit Plans. The Bank provides split dollar life insurance coverage of $250,000 for President John G. Sebrell.
Life, medical, dental, and disability insurance is provided to all officers and employees of the Company and Bank.



                             OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                                Aggregated Option/SAR Exercises in Last
                                Fiscal Year and FY-End Option/SAR Value

                                                                                                                Value of
                                                                                          Number of             Unexercised
                                                                                          Unexercised           In-the-Money
                                                                                          Options/SARs at       Options/SARs at
                                                                                          FY-End (#)            FY-End ($)


                              Shares Acquired               Value                         Exercisable/          Exercisable/
Name                          on Exercise  (#)              Realized ($) <F1>             Unexercisable         Unexercisable<F1>

Robert F. Shuford                    8,680                         $157,400                2,750/7,490          $3,438/$9,362



John G. Sebrell                          0                                0               10,275/2,702           $125,344/$1,351

<F1>
Market value of underlying securities at exercise or year-end, minus the exercise or base price.



                                   FIVE YEAR STOCK PERFORMANCE

     Management provides below a line graph which compares the Company's shareholder return with the return of the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") Composite Index, a market-weighted average of all over-the-counter stocks traded on NASDAQ, and with the NASDAQ Bank Index, an index of non-holding company banking institutions traded on NASDAQ. Management believes this is a reasonable comparison of shareholder return performance, although the Company's common stock is traded more thinly and not on the over-the-counter market, and therefore is not as freely tradable or as subject to day to day market fluctuations. This performance graph was created by comparing the percentage change in stock prices for the Company and both indices on a year to year basis, factoring in dividend payments, and looking only at the closing price of the stock as of December 31 of each year surveyed. This graph may be affected by unusually high or low prices at December 31, 1990 or by temporary swings in stock price at December 31 of any given year. Accordingly, this is not necessarily the best measure of the Company's performance.


OLD POINT FINANCIAL CORP
FIVE YEAR STOCK PERFORMANCE

                           1990     1991     1992     1993     1994     1995

OPFC                        100      107      109      153      163      168
NASDAQ BANK INDEX           100      138      209      270      273      396
NASDAQ COMPOSITE            100      157      181      208      201      281


     The index reflects the total return on the stock that is shown, including price appreciation, all stock splits and stock dividends, and reinvestment of cash dividends at time of payment, relative to the value of the stock at the beginning of the time period. Thus a move from 100 to 150 on the index scale indicates a 50% increase in the value of the investment. The NASDAQ Bank Index contains all non-holding company banking institutions traded on the NASDAQ exchange. In addition to traditional banks this includes thrifts but does not include other non-regulated finance companies. The NASDAQ Composite is a market value-weighted average of all over-the-counter stocks, about 3500 stocks in all.



                            RATIFICATION OF SELECTION OF ACCOUNTANTS

       On the recommendation of the Audit Committee, the Board of Directors has appointed Eggleston Smith P.C., certified public accountants, as the Company's and Bank's independent auditors for 1996. Eggleston Smith P.C. rendered audit services to the Company and Bank during 1995. These services consisted primarily of the examination and audit of the institution's financial statements, tax reporting assistance, and other audit and accounting matters.

       Representatives of Eggleston Smith P.C. are expected to be present at the Annual Meeting and are expected to be available to respond to your questions.


                               1997 ANNUAL MEETING OF STOCKHOLDERS

       In accordance with the By-Laws of the Company as currently in effect, the Annual Meeting of Stockholders for 1997 will be held on April 22, 1997.

       The Board of Directors need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for that meeting unless the proposal is received by the Holding Company at its main office on or before December 1, 1996.


                              ANNUAL FINANCIAL DISCLOSURE STATEMENT

       An annual Financial Disclosure Statement containing information about The Old Point National Bank of Phoebus' financial condition is available upon written or oral request from:

Louis G. Morris
Executive Vice President & Controller
The Old Point National Bank of Phoebus
1 West Mellen Street
Hampton, Virginia   23663
(804) 728-1297


                                          OTHER MATTERS

       Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Holding
Company.


              OLD POINT FINANCIAL CORPORATION, HAMPTON, VIRGINIA

       MANAGEMENT PROXY:   Solicited on Behalf of the Board of Directors
of the Corporation

Francine Saunders Dozier and Frederic W. Gray, or either of them (with full power to act alone), are hereby authorized to represent the undersigned and vote all shares of the Corporation standing in the name of the undersigned at the Annual Meeting of Stockholders of the Old Point Financial Corporation to be held at The Hampton University Convocation Center, Emancipation Drive, Hampton, Virginia on Tuesday, April 23, 1996, at 6:00 p.m., or any adjournment thereof, on each of the following matters.

1. To elect as directors the 12 persons listed as nominees below. CUMULATIVE VOTING IS PERMITTED.

INSTRUCTIONS: If you wish to grant authority to vote for all 12 nominees, place an "X" on the appropriate line. If you wish to withhold your vote from one or more nominees, place a line through the name(s).

                  For All Nominees                 ___
                  Against All Nominees             ___


Richard F. Clark                    ___
Gertrude S. Dixon                   ___
Russell S. Evans, Jr.               ___
G. Royden Goodson, III              ___
Arthur D. Greene                    ___
Stephen D. Harris                   ___
John Cabot Ishon                    ___
Eugene M.Jordan                     ___
John B. Morgan, II                  ___
H. Robert Schappert                 ___
John G. Sebrell                     ___
Robert F. Shuford                   ___

Cumulative Voting:

If you wish to vote shares cumulatively, indicate after the name of each nominee the number of votes you desire to cast for that nominee. See page 1 of the Proxy Statement for an explanation of cumulative voting.

2.   To ratify the appointment of Eggleston Smith P.C., Certified
     Public Accountants, as independent auditors for 1996.

     FOR  ___                 AGAINST  ___           ABSTAIN  ___

3. Any other business that may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented.

       Please date and sign on the reverse side and mail promptly in the enclosed envelope.


The shares represented hereby will be voted in accordance with any choice specified by the stockholders, and where there is no choice, such shares will be voted IN FAVOR OF each proposal. This Proxy further provides authority to accumulate such votes as the proxies may deem appropriate in the election of directors.




Dated: _________________________________________________    , 1996


     Signature of Shareholder* ___________________________________


     Signature of Shareholder* ___________________________________

     *NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.